UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

Stark Focus Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-237100	32-0610316
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

38 S Federal Highway #10-199, Dania Beach, FL 33004

(Address of Principal Executive Offices) (Zip Code)

(352) 562 - 0289

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes      ☒ No

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2021 the Board of Directors accepted the resignation of Mr. Mario Todd as director, Chief Executive Officer, President, Chief Financial Officer and Treasurer of Stark Focus Group, Inc. (the “Company”). At the same time, the Board elected Ms. Cao Zhi Fen, who is currently a Director of the Company, as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company.

Cao Zhi Fen – Age 39

Ms. Cao attended the Guangdong University of Finance & Economics and graduated in 2005 with a Bachelor in Business. Since her graduation, Ms. Cao has had experience working both as an Accountant and Auditor in China Wuyige Certified Public Accountants LLP. Subsequently in 2012, Ms. Cao moved on to a managerial role in China HHT*Huhuatong E-Marketing Agency. Ms. Cao has extensive experience with Internet Marketing channels and Sales.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Stark Focus Group, Inc.

Date: October 25, 2021	By:	/s/ Cao Zhi Fen
Authorized Officer

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